Exhibit 99.1

Investor Contact:	Andrea Rabney
Argot Partners
212.600.1902
andrea@argotpartners.com

Media Contact:	David Pitts
Argot Partners
212.600.1902
david@argotpartners.com

Enzon Concludes Review of Possible Asset Sales, Sale of the Company;
Announces $1.60 Special Dividend and Periodic Royalty Dividends

PISCATAWAY, N.J. – April 23, 2013 – Enzon Pharmaceuticals, Inc. (Nasdaq: ENZN) today announced that it has concluded a thorough review of the possible sale or disposition of one or more corporate assets, or a sale of the Company, and that its Board of Directors has approved a $1.60 special dividend per share and intends to distribute excess cash, expected to arise from ongoing royalty revenues, in the form of periodic dividends to shareholders. The record date of the special dividend will be May 7, 2013, and the payment date will be June 4, 2013. Furthermore, the Company has minimized expenses and will look to maximize the return of royalty revenues to shareholders going forward.

Enzon receives royalty revenues on seven marketed products, namely PegIntron®, Sylatron®, Macugen®, CIMZIA®, OMONTYS®, Oncaspar and Adagen. For the full year 2012, royalty revenues were $41.5 million. Royalties on PEGINTRON, marketed by Merck & Co., Inc., comprise the majority of the Company’s royalty revenue. Royalty revenue on OMONTYS (peginesatide) injection, marketed by Affymax, Inc. and Takeda Pharmaceutical Company Ltd., were subject to a nationwide voluntary recall of all lots to the user level as a result of new postmarketing reports regarding serious hypersensitivity reactions, including anaphylaxis, which can be life-threatening or fatal.

As of March 31, 2013, the Company had cash, cash equivalents and marketable securities totaling $199.3 million and approximately $116 million in outstanding 4% convertible notes, which mature on June 1, 2013. The special dividend announced today would result in an aggregate distribution to shareholders of approximately $70 million.

Alex Denner, Chairman of the Board, commented: “The recall of OMONTYS from the market and recent declines in PEGINTRON revenues adversely impacted interest in a possible acquisition of the Company’s royalty portfolio, leading the Board of Directors to conclude that a distribution of Enzon’s cash and ongoing royalty revenues was in the best interest of Enzon’s shareholders. This direction, which followed an exhaustive review of alternatives, returns what the Board believes is the greatest value to shareholders.”

About Enzon

Enzon Pharmaceuticals, Inc. is a biotechnology company that had been dedicated to the research and development of innovative therapeutics for patients with high unmet medical needs. Enzon receives royalty revenues on seven marketed products that utilize its proprietary Customized PEGylation Linker Technology (Customized Linker Technology®) platform, namely PegIntron®, Sylatron®, Macugen®, CIMZIA®, OMONTYS®, Oncaspar and Adagen.

Further information about Enzon and this press release can be found on the Company’s website at www.enzon.com.

Forward-Looking Statements

This press release contains, or may contain, forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements, which can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “may,” “will,” “should,” “potential,” “anticipates,” “plans,” or “intends” and similar expressions, including statements regarding Enzon’s intent to distribute excess cash in the form of periodic dividends to shareholders.

Such forward-looking statements are based upon management’s present expectations, objectives, anticipation, plans, hopes, beliefs, intentions or strategies regarding the future and are subject to known and unknown risks and uncertainties that could cause actual results, events or developments to be materially different from those indicated in such forward-looking statements. Such risks and uncertainties include, but are not limited to, uncertainty regarding our expected royalty revenues, uncertainty regarding the amount of cash that will actually be distributed to shareholders, the expectation that we will incur costs associated with workforce reductions, the risk that we may not realize the expected benefits from workforce reductions, and other risks and uncertainties that are contained in Enzon’s filings with the U.S. Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. No assurance can be given that the future results covered by the forward-looking statements will be achieved. All information in this press release is as of the date of this press release and Enzon does not intend to update this information.